UNITED STATES
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ImClone Systems Incorporated
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The following press release was issued by ImClone Systems Incorporated on September 28, 2006:

Contact Information:
Joele Frank or Judith Wilkinson
212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

NOT FOR IMMEDIATE RELEASE

IMCLONE SYSTEMS CHAIRMAN RESPONDS TO CARL ICAHN FILING

New York, NY — September 28, 2006 — ImClone Systems Incorporated (NASDAQ: IMCL) Chairman David Kies today issued the following statement in response to a filing from Carl Icahn:

“We are disappointed that Carl Icahn, a minority shareholder and director, is trying to seize control of the Company without paying a control premium to all ImClone Systems shareholders.  Despite our best efforts to avoid this kind of distraction by giving Mr. Icahn disproportionate representation on the Board, he has chosen to proceed with this attempt to take control of the Company.  It would be a significant mistake to dismiss half of the directors elected by shareholders less than ten days ago, as each of them has made valuable contributions during their tenures as representatives of all of our shareholders.

“We urge shareholders to take no action until they have received further information from the Company regarding Mr. Icahn’s proposed consent solicitation.”

Important Information

ImClone Systems plans to file materials with the SEC in connection with the consent solicitation begun by Carl Icahn, Alexander Denner and their affiliates. We urge investors to read these materials and any other relevant documents that ImClone Systems files with the SEC when they become available because they will contain important information.  Security holders will be able to obtain a free copy of these materials and other related documents filed by ImClone Systems at the SEC’s website at www.sec.gov.  When available, these materials and other related documents may also be obtained from ImClone Systems free of charge on our website at www.imclone.com or by contacting Marie Noble, Tel (212) 645-1405.

Information regarding the identity of the persons who under SEC rules may be deemed to be participants in any solicitation by ImClone Systems of its shareholders in connection with the consent solicitation, and the participants’ interests in the solicitation, will be set forth in materials filed with the SEC.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers.  The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors.  ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market.  ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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